Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-287275) of Contineum Therapeutics, Inc.,
(2)Registration Statement (Form S-8 No. 333-287276) pertaining to the Timothy Watkins, M.D M.Sc. Inducement Awards of Contineum Therapeutics, Inc.,
(3)Registration Statement (Form S-8 No. 333-285595) pertaining to the 2024 Equity Incentive Plan and 2024 Employee Stock Purchase Plan of Contineum Therapeutics, Inc., and
(4)Registration Statement (Form S-8 No. 333-278580) pertaining to the 2012 Equity Incentive Plan, 2024 Equity Incentive Plan, and 2024 Employee Stock Purchase Plan of Contineum Therapeutics, Inc.

of our report dated March 5, 2026, with respect to the financial statements of Contineum Therapeutics, Inc., included in this Annual Report (Form 10-K) of Contineum Therapeutics, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Diego, California
March 5, 2026